Exhibit 10.2

SECURITY AGREEMENT

by and between

ATHENEX, INC.,

a Delaware corporation

and

SAGARD HEALTHCARE ROYALTY PARTNERS, LP,

a Cayman Islands exempted limited partnership

Dated as of August 4, 2020

TABLE OF CONTENTS

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of August 4, 2020, is made by and between Athenex, Inc., a Delaware corporation (the “Grantor”) and Sagard Healthcare Royalty Partners, LP, a Cayman Islands exempted limited partnership (“Purchaser”).

WHEREAS, the Grantor and Purchaser are parties to that certain Revenue Interest Financing Agreement, dated as of August 4, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “RIFA”);

WHEREAS, the RIFA provides that Grantor has agreed to assign to Purchaser, and Purchaser has agreed to acquire from Grantor, the Assigned Interests (as defined in the RIFA); and

WHEREAS, Grantor has agreed pursuant to the terms of the RIFA to enter into this Agreement, under which the Grantor grants to Purchaser a valid continuing, perfected lien on, and security interest in, the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to Purchaser under the RIFA;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1Definitions; Interpretation.

(a)Terms Defined in RIFA. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the RIFA.

(b)Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Grantor, in each case solely to the extent such material evidences or contains information relating to the Collateral.

“Collateral” has the meaning set forth in Section 2.

“Existing Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Purchaser and Oaktree and acknowledged by the Grantor.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit A, each Trademark Security Agreement in substantially the form of Exhibit B, each Patent Security Agreement in substantially the form of Exhibit C or any amendment thereto and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Intercreditor Agreement” means the Existing Intercreditor Agreement and any other intercreditor agreement entered into by the Purchaser pursuant to Section 22.

“NY UCC” means the UCC as from time to time in effect in the State of New York.

“Oaktree” means Oaktree Fund Administration, LLC in its capacity as administrative agent under the Oaktree Term Loan Facility.

“Product Intellectual Property Collateral” means all Intellectual Property that is claiming or covering (i) the Product itself or (ii) any method of using, making or manufacturing the Product; provided, however that the Product Intellectual Property Collateral shall not include any Platform Intellectual Property, except to the extent that such Platform Intellectual Property is directed solely to the Product or the use or manufacture thereof and does not have applications or uses covering products that are not the Product. Notwithstanding the foregoing, Product Intellectual Property Collateral excludes any intent-to-use trademark application solely to the extent that and solely during the period in which the grant of such security interest would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark application under federal law.

“Purchaser Priority Collateral” means, at any date of determination, the portion of Rights to Payment equal to the Applicable Percentage.

“Rights to Payment” means any and all of Grantor’s Accounts that constitute Collateral and any and all of Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to such Accounts.

“Secured Obligations” means all Obligations (as defined in the RIFA) other than inchoate indemnification and expense reimbursement obligations for which no claim has been made.

(c)Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein or in the RIFA, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.

(d)Interpretation. The rules of interpretation set forth in Section 7.11 of the RIFA shall be applicable to this Agreement and are incorporated herein by this reference.

Section 2Security Interest.

(a)Grant of Security Interest. As security for the payment or performance, as the case may be, in full in cash of the Secured Obligations, Grantor hereby grants to Purchaser a security interest (the “Security Interest”) in and lien on all of Grantor’s right, title and interest in, to and under the following property (collectively, the “Collateral”): (i) any and all Accounts arising from Net Sales of the Product and (ii) all Product Intellectual Property Collateral.

(b)Grantor Remains Liable. The Security Interest is granted as security only and shall not subject Purchaser to, or in any way alter or modify, any obligation or liability of Grantor with respect to or arising out of the Collateral. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Purchaser of any of the rights granted to Purchaser hereunder shall not release Grantor from any of its duties or obligations under any such contracts included in the Collateral, and (iii) Purchaser shall not have any obligation or liability under any such contracts included in the Collateral by reason of this Agreement, nor shall Purchaser be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.

(c)Continuing Security Interest. Grantor agrees that this Agreement shall create a continuing security interest in the Collateral in favor of Purchaser which shall remain in effect until terminated in accordance with Section 20.

Section 3Perfection and Priority.

(a)Financing Statements, Etc. Grantor hereby authorizes Purchaser to file at any time and from time to time in any relevant jurisdiction in the United States (including any jurisdiction within or of the United States) any financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide such information to Purchaser promptly (and in any case within five (5) Business Days) upon its reasonable request. Purchaser is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by Grantor, without the signature of Grantor, and naming Grantor as debtor and Purchaser as secured party. Grantor shall execute and deliver to Purchaser, and Grantor hereby authorizes Purchaser to file, at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to Purchaser, as Purchaser may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of Purchaser’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor shall from time to time take the actions specified in subsections Error! Reference source not found. through (e) below.

(b)Product Intellectual Property Collateral. (i) Grantor shall execute and deliver to Purchaser, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as Purchaser may reasonably request, and record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as Purchaser may reasonably request, to perfect Purchaser’s security interest in the Product Intellectual Property Collateral. Notwithstanding anything herein or in the RIFA to the contrary, for the avoidance of doubt, no Grantor shall be required to take any action to perfect Purchaser’s security interest in Product Intellectual Property Collateral in any jurisdiction except the U.S.

(ii)Following the creation or other acquisition of any Product Intellectual Property Collateral by Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the

U.S. Patent and Trademark Office, as applicable, Grantor shall include details of such newly created or acquired Product Intellectual Property Collateral on the next Quarterly Report provided under Section 5.01(f) of the RIFA, and take actions as Purchaser may reasonably request to ensure perfection of Purchaser’s security interest in such U.S. Product Intellectual Property Collateral.

(c)Rights to Payment. At the request of the Purchaser, Grantor shall deliver to Purchaser, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Rights to Payment representing amounts in excess of $1,000,000 at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3.

(d)Further Assurances. Grantor agrees that, at its own expense, it will promptly execute, acknowledge, deliver and cause to be filed all further instruments and documents and take all other actions as Purchaser may from time to time reasonably request in order to assure, obtain, perfect, preserve and protect any security interest granted or purported to be granted under this Agreement or enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements or other documents in connection herewith or therewith.

(e)Taxes. At its option, Purchaser may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the RIFA, and may pay for the maintenance and preservation of the Collateral to the extent Grantor fails to do so to the extent required by the RIFA or this Agreement, and Grantor jointly and severally agrees to reimburse Purchaser on demand for any reasonable payment made or any reasonable expense incurred by Purchaser pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing Grantor from the performance of, or imposing any obligation on Purchaser to cure or perform, any covenants or other promises of Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

Section 4Representations and Warranties. Grantor represents and warrants to Purchaser as of the date of this Agreement that:

(a)Location of Chief Executive Office and Collateral. Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Error! Reference source not found., and all other locations (as of the date of this Agreement) where Grantor conducts business or Collateral is kept are set forth in Error! Reference source not found..

(b)Locations of Books.  All Books are kept at Grantor’s chief executive office, principal place of business or other place where Grantor conducts business.

(c)Jurisdiction of Organization and Names. Grantor’s jurisdiction of organization is set forth in Error! Reference source not found.; and Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which Grantor presently conducts its business operations are set forth in Error! Reference source not found., and, except as set forth in Error! Reference source not found., Grantor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name or (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)Collateral. Grantor has rights in or the power to transfer the Collateral, and Grantor has legal title to the Collateral (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such Collateral, will have good and valid title therein), free from any Lien other than Permitted Liens.

(e)Enforceability; Priority of Security Interest. (i) This Agreement creates a valid security interest in the Collateral which is enforceable against the Collateral in which Grantor now has rights and will create a valid security interest which is enforceable against the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights; and (ii) upon the completion of the filing of the UCC Financing Statements, the Purchaser will have a perfected security interest in the Collateral in which Grantor now has rights, and will have a perfected security interest in the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights, in each case, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f)Other Financing Statements. Other than (i) financing statements disclosed to Purchaser, (ii) financing statements in favor of Purchaser or (iii) financing statements in respect of Permitted Liens, no effective financing statement naming Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g)Rights to Payment. Except for Permitted Liens, Grantor has not assigned any of its rights under any of its Rights to Payment except to Oaktree in accordance with the Intercreditor Agreement, as provided in this Agreement or as set forth in the other Transaction Documents.

(h)Control Agreements. No deposit account control agreements or securities account control agreements exist with respect to any Collateral held or received by Grantor from time to time other than any control agreements in favor of Oaktree.

Section 5Covenants. So long as any of the Secured Obligations remain unsatisfied, Grantor agrees that:

(a)Defense of Collateral. Grantor will appear in and defend any action, suit or proceeding which may to a material extent affect its title to, or right or interest in, or Purchaser’s right or interest in, the Collateral, including any action, suit or proceeding with respect to any Liens on the Collateral (other than any Lien not prohibited by the Transaction Documents).

(b)Preservation of Collateral. Grantor will do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)Compliance with Laws, Etc. Grantor will comply, in all material respects, with all applicable laws, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

(d)Location of Books and Chief Executive Office. Grantor will: (i) keep all Books at Grantor’s chief executive office, principal place of business or other place where Grantor conducts business that is set forth in Schedule 1 (or specified in writing by the Grantor to the Purchaser after the date of this Agreement) and (ii) promptly notify Purchaser of any changes in the location of Grantor’s chief executive office or principal place of business.

(e)Change in Name, Identity or Structure. Grantor will give five (5) Business Days prior written notice to Purchaser of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that such changes are otherwise permitted by the Transaction Documents and that Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(f)Maintenance of Records. Grantor will keep, at its own cost and expense, separate, accurate and complete Books as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral held by Grantor.

(g)Disposition of Collateral. Grantor will not surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by Grantor or any right or interest therein, except in connection with Permitted Liens or otherwise in compliance with the RIFA and the Intercreditor Agreement.

(h)Rights to Payment. Grantor will:

(i)until the Purchaser exercises its rights hereunder to collect any Rights to Payment, endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment;

(ii)with such frequency as Purchaser may reasonably require or as may be required under the RIFA, furnish to Purchaser full and complete reports, in form and substance reasonably satisfactory to Purchaser, with respect to Accounts of Grantor constituting Collateral;

(iii)if any Accounts of Grantor constituting Collateral in an aggregate amount in excess of $1,000,000 per fiscal year arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify Purchaser thereof and execute any documents and instruments and take any other steps reasonably requested by Purchaser in order that all monies due and to become due thereunder shall be assigned to Purchaser upon the occurrence and continuance of a Put Option Event;

(iv)upon the occurrence and during the continuation of a Put Option Event and upon the request of the Purchaser (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Purchaser or to such other Person or location as the Purchaser shall specify, and (C) hold all remittances received by Grantor in connection with the Rights to Payment in trust for the Purchaser and, in accordance with the Purchaser’s instructions, remit such amounts to the Purchaser or deposit them to an account with the Purchaser in the form received (with any necessary endorsements or instruments of assignment or transfer); and

(v)upon the occurrence and during the continuation of a Put Option Event, establish such lockbox or similar arrangements for the payment of the Rights to Payment as the Purchaser shall require.

(i)Product Intellectual Property Collateral. Grantor will:

(i)not allow or suffer any Product Intellectual Property Collateral held by Grantor to become abandoned, nor any registration thereof to be abandoned, terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice;

(ii)notify Purchaser promptly if it knows or has reason to know (A) that any Product Intellectual Property Collateral may become abandoned, terminated, forfeited, expired or dedicated to the public, except to the extent permitted by the RIFA or (B) of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any other jurisdiction) regarding Grantor’s ownership or control of any Product Intellectual Property Collateral, its right to register the same, or its right to keep and maintain the same.

(iii)use commercially reasonable efforts to prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, divisionals, applications for reissue, applications for certificate of correction, re-examinations, re-issues, other post-grant review procedures and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Product Intellectual Property Collateral, except as shall be reasonable and appropriate in accordance with prudent business practice; and

(iv)in the event that Grantor knows or has reason to believe that any Product Intellectual Property Collateral has been or will imminently be infringed, misappropriated or otherwise violated by a third person in any manner that would reasonably be expected to result in a Material Adverse Effect, Grantor shall promptly (and in any case within five Business Days after obtaining knowledge thereof) notify Purchaser and shall, if consistent with good business judgment, promptly take such commercially reasonable measures with respect to such infringement, misappropriation or other violation and, if appropriate, to recover damages therefor.

(j)Notices, Reports and Information. Grantor will, upon the reasonable request of Purchaser, make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

Section 6Authorization; Appointment of Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to Purchaser hereunder, Purchaser shall have the right to, in the name of Grantor, or in the name of Purchaser or otherwise, without notice to or assent by Grantor, and Grantor hereby constitutes and appoints Purchaser (and any of Purchaser’s officers or employees or agents designated by Purchaser) as Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, Purchaser’s Lien in the Collateral;

(b)take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds, in each case solely to the extent constituting Collateral;

(c)sign and endorse any invoice or other document relating to any of the Collateral;

(d)notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to Grantor to such address as the Purchaser may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(e)receive, open and dispose of all mail addressed to Grantor relating to the Collateral;

(f)send requests for verification of Rights to Payment to the applicable customers or other obligors of Grantor;

(g)contact, or direct Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Purchaser;

(h)assert, adjust, sue for, compromise or release any claims under any policies of insurance in respect of the Collateral;

(i)notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of Grantor to remit all amounts representing collections on such Rights to Payment directly to the Purchaser;

(j)ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as Purchaser may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of Purchaser with respect to the Collateral;

(k)execute any and all applications, documents, papers and instruments necessary for Purchaser to use the Product Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license with respect to any Product Intellectual Property Collateral;

(l)execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(m)commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(n)settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and

(o)use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which Purchaser may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Purchaser’s security interest therein and to accomplish the purposes of this Agreement.

Purchaser agrees that, except upon the occurrence and during the continuation of a Put Option Event, it shall not exercise the power of attorney, or any rights granted to Purchaser, pursuant to clauses (b) through (o). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by applicable law, all that Purchaser shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

Section 7Secured Party Performance of Grantor Obligations. Upon the occurrence and continuation of a Put Option Event, Purchaser shall have the right (but not any obligation) to perform or pay any obligation which Grantor has agreed to perform or pay under or in connection with this Agreement, and Grantor shall reimburse Purchaser on demand for all documented out of pocket costs and expenses by Purchaser pursuant to this Section 7.

Section 8Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, Purchaser shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Without limiting the generality of the foregoing, nothing herein contained shall be construed as requiring or obligating Purchaser to make any commitment or to make any inquiry as to the nature of sufficiency of any payment received by Purchaser, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. With the exception of the exercise of reasonable care to assure the safe custody of Collateral in Purchaser’s possession and the accounting for moneys actually received by Purchaser hereunder, Purchaser and its officers, directors, employees, agents or sub-agents shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

Section 9Remedies.

(a)Remedies. Solely upon the occurrence and during the continuation of a Put Option Event, Grantor agrees to deliver each item of Collateral to Purchaser on demand, and Purchaser shall have, in addition to all other rights and remedies granted to it in this Agreement, the RIFA, or any other Transaction Document, all rights and remedies of a secured party under the NY UCC and other applicable law. Without limiting the generality of the foregoing, Grantor agrees that:

(i)Purchaser may peaceably, with or without legal process and with or without notice, without liability for trespass enter any premises of Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of Grantor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Purchaser may determine, and, generally, exercise any and all rights afforded to a secured party under the UCC or other applicable law.

(ii)Purchaser may require Grantor to assemble all or any part of the Collateral and make it available to Purchaser, at any place and time designated by Purchaser.

(iii)Purchaser may use or transfer any of Grantor’s rights and interests in any Product Intellectual Property Collateral, by license, by sublicense (solely to the extent permitted by such applicable license) or otherwise, on such conditions and in such manner as Purchaser may determine.

(iv)Purchaser may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)Purchaser may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to Purchaser therefor) at public or private sale or at any broker’s board or any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as Purchaser deems advisable; provided that Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by Purchaser. Purchaser shall have the right upon any such public sale, and, to the extent permitted by applicable law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by applicable law. Purchaser shall give Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable law.

Purchaser shall give each applicable Grantor not less than 10 days’ written notice (which Grantor agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions) of its intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Purchaser may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, and by Purchaser in its own right or by one or more agents or contractors, upon any premises owned, leased or occupied by Grantor, Purchaser or any such agent or contractor, and any such sale may include any other property, in each case, as Purchaser may (in its sole and absolute discretion) determine. Purchaser shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Purchaser may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Purchaser until the sale price is paid by the purchaser or purchasers thereof, but Purchaser shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Purchaser may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Purchaser from Grantor as a credit against the purchase price, and Purchaser may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Purchaser shall be free to carry out such sale pursuant to such agreement and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Purchaser shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations shall have been indefeasibly paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, Purchaser may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 9(a) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions. Purchaser shall not be required to marshal any present or future Collateral or to resort to such Collateral in any particular order.

(vi)Purchaser shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Purchaser has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and Purchaser may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting Purchaser’s rights against Grantor. Grantor waives any right it may have to require Purchaser to pursue any third Person for any of the Secured Obligations. Purchaser may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Purchaser may sell the Collateral without giving any warranties as to the Collateral. Purchaser may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Purchaser sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Purchaser and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Purchaser may resell the Collateral and the Grantor shall be credited with the proceeds of the sale.

(b)License. For the purpose of enabling Purchaser to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, and solely during the continuance of a Put Option Event, Grantor hereby grants to Purchaser: (a) an irrevocable, non-exclusive license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any Product Intellectual Property Collateral and (b) a non-exclusive license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense the Platform Intellectual Property to extent reasonably necessary to permit the use, manufacture, sell, offer for sale, import, and other exploitation of the Product or the exploitation of the Product Intellectual Property Collateral, including, in each case of (a)-(b), all access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof for the purpose of practicing the foregoing licenses; provided, however, that nothing in this Section 9(b) shall require Grantor to grant any license that (i) violates the express terms of any agreement between Grantor and a third party governing Grantor’s use of such Product Intellectual Property Collateral or Platform Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein, or (ii) is prohibited by any applicable law; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

(c)Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of Collateral the application of which is not otherwise provided for herein, shall be applied in good faith to satisfy (to the extent of the net proceeds received by Purchaser) such item or part of the Secured Obligations as Purchaser may designate. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the NY UCC or other applicable law. Grantor shall remain liable to Purchaser for any deficiency which exists after any sale or other disposition or collection of Collateral.

Section 10Certain Waivers. Grantor waives, to the fullest extent permitted by applicable law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require Purchaser (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of the Secured Obligations, (y) to pursue any remedy in Purchaser’s power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Purchaser arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

Section 11Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the RIFA. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

Section 12No Waiver; Cumulative Remedies.

(a)No failure on the part of Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)Grantor waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it or any other Person against Purchaser, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c)Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon Grantor with respect to the Secured Obligations. Except for notices provided for herein, Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Grantor, Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 13Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, Purchaser and their respective successors and assigns. Grantor shall not assign or delegate this Agreement, any of its rights or obligations hereunder or any interest herein or in the Collateral (in each case, except as expressly contemplated by this Agreement or the RIFA) without the prior written consent of Purchaser, and any attempted assignment without such consent shall be null and void.

Section 14Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 7.16 and 7.17 of the RIFA are incorporated herein by reference, mutandis mutandis.

Section 15 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 16Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 17Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

Section 18Incorporation of Provisions of the RIFA. To the extent the RIFA contains provisions of general applicability to the Transaction Documents, such provisions are incorporated herein by this reference.

Section 19No Inconsistent Requirements. Grantor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

Section 20Termination. Upon the termination of the RIFA and payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall automatically terminate and Purchaser shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence the termination of all security interests given by Grantor to Purchaser hereunder.  Any execution and delivery of such documents pursuant to this Section 20 shall be without recourse to or representation or warranty by Purchaser. The Grantor shall reimburse Purchaser upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 20.

Upon any sale, lease, transfer or other disposition by Grantor of any Collateral that is permitted under the RIFA, the security interest in such Collateral shall be automatically released.

In addition, in connection with the entry into any license by the Grantor concerning any Collateral, Purchaser shall, at the request of Grantor, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to Purchaser and the Grantor.

Section 21Right of Set-Off. If a Put Option Event shall have occurred and is continuing, Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by Purchaser to or for the credit or the account of Grantor against any and all of the obligations of Grantor now or hereafter existing under this Agreement and the other Transaction Documents, irrespective of whether or not Purchaser shall have made any demand under this Agreement or any other Transaction Document and although such obligations may be unmatured. The rights of Purchaser under this Section 21 are in additional to any other rights and remedies (including other rights of setoff) which Purchaser may have.

Section 22Intercreditor Agreement.

(a)Concurrently herewith, the Purchaser shall enter into the Existing Intercreditor Agreement. In connection with any Permitted Refinancing of the Oaktree Term Loan Facility or other incurrence of any Permitted Indebtedness, the Purchaser shall enter into an Intercreditor Agreement on terms and conditions consistent with the Existing Intercreditor Agreement or otherwise reasonably satisfactory to the Purchaser providing for the subordination of the Liens of the Purchaser on the Collateral (other than Purchaser Priority Collateral) to the Liens of the lender(s) (or agent(s) for such lender(s)) of such Permitted Indebtedness.

(b)Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Purchaser pursuant to this Agreement and the exercise of any right or remedy by the Purchaser hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the priority of any liens or the exercise of any rights or remedies, the terms of the Intercreditor Agreement shall govern. The requirement under this Agreement to deliver Collateral to the Purchaser (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true) by delivery of such Collateral to Oaktree (or other senior creditor under the Intercreditor Agreement from time to time) as bailee of, and behalf of, the Purchaser pursuant to the Intercreditor Agreement).

(c)Notwithstanding anything herein to the contrary, to the extent the Grantor is required hereunder to deliver Collateral to, or the possession or control by, the Purchaser for purposes of possession and/or “control” (as such term is used herein) and is unable to do so as a result of having previously delivered such Collateral to Oaktree (or other authorized representative in accordance with the terms of any then applicable Intercreditor Agreement), such Grantor’s obligations hereunder with respect to such delivery shall be deemed complied with and satisfied by the delivery to such representative, as gratuitous bailee and/or gratuitous agent for the benefit of the Purchaser.

(d)Any reference in this Agreement to a “first priority security interest” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority subject to the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR: ATHENEX, INC.

By:	/s/ Johnson Y.N. Lau
	Name:	Johnson Y.N. Lau
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

SAGARD HEALTHCARE ROYALTY PARTNERS, LP, by its general partner, SAGARD HEALTHCARE ROYALTY PARTNERS GP LLC

By:	/s/ Adam Vigna
	Name:	Adam Vigna
	Title:	Chief Investment Officer

By:	/s/ Andrew Dean
	Name:	Andrew Dean
	Title:	Manager

[Signature Page to Security Agreement]

Schedule 1*

Grantor Information

* Schedule 1 has been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The registrant will provide a copy of any omitted exhibit or schedule to the Securities and Exchange Commission or its staff upon request.

Exhibit A

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (“Copyright Security Agreement”), made by Athenex, Inc. (the “Grantor”), is in favor of Sagard Healthcare Royalty Partners, LP (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of [●], 2020 (the “Security Agreement”) in favor of Purchaser, pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of Purchaser a security interest in, and Purchaser has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce Purchaser to enter into the RIFA and extend credit to Grantor thereunder, Grantor hereby grants to Purchaser a security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)all Copyrights of such Grantor listed on Schedule 1 attached hereto;

(b)to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c)to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights included in the Copyright Collateral.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to Purchaser pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of Purchaser with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Grantor hereby authorizes and requests that the Register of Copyrights record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

ATHENEX, INC.

By:
Name:
Title:

Address:

Accepted and Agreed:
SAGARD HEALTHCARE ROYALTY PARTNERS, LP

By
Name:
Title:

Address:

Schedule 1

COPYRIGHTS

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

Exhibit B

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [_________], 20[__] (“Trademark Security Agreement”), made by Athenex, Inc. (the “Grantor”), is in favor of Sagard Healthcare Royalty Partners, LP (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement, dated as [●], 2020 (the “Security Agreement”) in favor of Purchaser, pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of Purchaser a security interest in, and Purchaser has become a secured creditor with respect to, the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce Purchaser to enter into the RIFA and extend credit to the Grantor thereunder, Grantor hereby grants to Purchaser a security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)all registered and applied-for Trademarks of Grantor listed on Schedule 1 attached hereto;

(b)to the extent not covered by clause (a), all Proceeds of any of the foregoing;

(c)to the extent not covered by clause (a), the goodwill of the businesses with which the Trademarks included in the Trademark Collateral are associated; and

(d)to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks included in the Trademark Collateral or unfair competition regarding the same.

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to Purchaser pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of Purchaser with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Grantor hereby authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

ATHENEX, INC.

By:
Name:
Title:

Address:

Accepted and Agreed:
SAGARD HEALTHCARE ROYALTY PARTNERS, LP

By
Name:
Title:

Address:

Schedule 1

TRADEMARKS

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

Exhibit C

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 20[ ] (“Patent Security Agreement”), made by Athenex, Inc. (the “Grantor”), is in favor of Sagard Healthcare Royalty Partners, LP (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of [●], 2020 (the “Security Agreement”) in favor of Purchaser, pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of Purchaser a security interest in, and Purchaser has become a secured creditor with respect to, the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce Purchaser to enter into the RIFA and extend credit to the Grantor thereunder, the Grantor hereby grants to Purchaser a security interest in all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a)all registered and applied-for Patents of Grantor listed on Schedule 1 attached hereto;

(b)to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c)to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Patents included in the Patent Collateral.

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to Purchaser pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of Purchaser with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

The Grantor hereby authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

ATHENEX, INC.

By:
Name:
Title:

Address:

Accepted and Agreed:
SAGARD HEALTHCARE ROYALTY PARTNERS, LP

By
Name:
Title:

Address:

Schedule 1

PATENTS

Patents and Patent Applications

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner